Exhibit 5.1

August 24, 2018

LGI Homes, Inc.
 1450 Lake Robbins Drive, Suite 430
The Woodlands, Texas 77380

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by LGI Homes, Inc., a Delaware corporation (the “Company”), and the potential subsidiary guarantors named in Schedule I hereto (the “Potential Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by the Company and the Potential Subsidiary Guarantors from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for the Company by us.  Such securities include (i) unsecured senior debt securities of the Company (the “Senior Debt Securities”), (ii) unsecured subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (iii) guarantees of the Debt Securities (collectively, the “Subsidiary Guarantees”) by one or more of the Potential Subsidiary Guarantors, (iv) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (v) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (vi) warrants to purchase any combination of Debt Securities, Preferred Stock, Common Stock, Depositary Shares (as defined below) and Purchase Contracts (as defined below) (the “Warrants”), (vii) depositary shares of the Company representing Preferred Stock (the “Depositary Shares”), (viii) purchase contracts for the purchase or sale of debt or equity securities issued by the Company or any of the Subsidiary Guarantors or third parties, a basket of such securities, an index or indices of such securities or any combination thereof, currencies or commodities (the “Purchase Contracts”) and (ix) units consisting of any combination of the Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares or Purchase Contracts (the “Units”).  The Debt Securities, the Subsidiary Guarantees, the Preferred Stock, the Common Stock, the Warrants, the Depositary Shares, the Purchase Contracts and the Units are collectively referred to herein as the “Securities.”  At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

Each series of Debt Securities will be issued:

(i)            in the case of the Senior Debt Securities, pursuant to that certain indenture dated as of July 6, 2018, as amended or supplemented from time to time, among the Company, as issuer, the Potential Subsidiary Guarantors and Wilmington Trust, National Association, as trustee (the “Senior Indenture”); and

August 24, 2018
(ii)           in the case of the Subordinated Debt Securities, pursuant to an indenture to be entered into among the Company, as issuer, the Potential Subsidiary Guarantors and the trustee thereunder (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).

The applicable Indenture will be supplemented, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series of Debt Securities.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Certificate of Incorporation and the Bylaws of the Company, each as amended to date (together, the “Charter Documents”), (ii) the certificate of formation or articles of organization, as the case may be, and the limited liability company agreement, company agreement, operating agreement or similar agreement, as the case may be, of each of the Potential Subsidiary Guarantors, (iii) the Senior Indenture and the form of Subordinated Indenture (each as filed as an exhibit to the Registration Statement), (iv) the corporate and limited liability company records of the Company and the Potential Subsidiary Guarantors, as the case may be, including minute books, as furnished to us by the Company and the Potential Subsidiary Guarantors, (v) certificates of public officials and officers or representatives of the Company and the Potential Subsidiary Guarantors and (vi) statutes and such other records, certificates, documents and instruments as we have deemed necessary or advisable as a basis for the opinions hereinafter expressed.

In giving such opinions, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby. In giving the opinions below, we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that such original copies are authentic and complete and that all information submitted to us was accurate and complete.

In connection with this opinion, we have assumed that:

(i)            the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

(ii)           a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii)          all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

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(iv)          the Board of Directors of the Company and of each Potential Subsidiary Guarantor that provides a Subsidiary Guarantee (the “Subsidiary Guarantors”) (or, as applicable, the sole member, managing member, manager or equivalent thereof) or, to the extent permitted by the certificate of formation or articles of organization, as the case may be, or the limited liability company agreement, company agreement, operating agreement or similar agreement, as the case may be, and the corporation or limited liability company laws of Delaware or of the applicable jurisdiction of incorporation or formation, a duly constituted and acting committee thereof (such Board of Directors (or, as applicable, the sole member, managing member, manager or equivalent thereof) or committee being hereinafter referred to as the “Board”) will have taken all necessary corporate or limited liability company action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

(v)           a definitive purchase agreement, underwriting agreement, warrant agreement, purchase contract agreement, unit agreement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the other parties thereto (the “Purchase Agreement”);

(vi)          any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(vii)         all Securities, and any certificates in respect thereof, will be delivered either (a) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, if any;

(viii)        in the case of shares of Common Stock or Preferred Stock to be issued by the Company, (a) certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents; (b) there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and (c) the purchase price therefor payable to the Company, or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares;

August 24, 2018
(ix)           in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and to approve the issuance thereof and the terms of the offering and related matters, and will have caused a certificate of designations respecting such series to be prepared, adopted and filed with the Secretary of State of the State of Delaware;

(x)            in the case of Warrants, (a) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; (b) such Warrants and warrant agreement will be governed by New York or Texas law; (c) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; (d) neither such Warrants nor such warrant agreement will include any provision that is unenforceable; and (e) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable Purchase Agreement to the purchasers thereof upon payment of the consideration therefor;

(xi)           in the case of Depositary Shares, (a) the Board will have taken all necessary corporate action to establish the terms of the Depositary Shares, including any action with respect to the Preferred Stock underlying such Depositary Shares; (b) the applicable deposit agreement (the “Deposit Agreement”) will be duly authorized, executed and delivered by the Company and the depositary thereunder appointed by the Company; (c) the terms of such Depositary Shares and of their issuance and sale will be duly established in conformity with the Deposit Agreement; (d) such Depositary Shares will be authorized, offered and sold in accordance with the Deposit Agreement; (e) the Preferred Stock underlying such Depositary Shares will be duly issued and deposited with the depositary; (f) the receipts evidencing such Depositary Shares (“Receipts”) will be duly issued against the deposit of such Preferred Stock in accordance with the Deposit Agreement; (g) the Deposit Agreement and such Receipts will be governed by New York or Texas law and will not include any provision that is unenforceable; and (h) the Receipts will be duly executed, countersigned and registered in accordance with the provisions of the applicable Deposit Agreement and duly delivered to the purchasers thereof upon payment of the consideration therefor;

(xii)          in the case of Purchase Contracts, (a) the Board will have taken all necessary corporate action to establish the terms thereof and to approve the purchase contract agreement relating thereto; (b) such Purchase Contracts and such purchase contract agreement will have been duly executed and delivered by the parties thereto; (c) such Purchase Contracts and such purchase contract agreement will be governed by New York or Texas law and neither such Purchase Contracts nor such purchase contract agreement will include any provision that is unenforceable; and (d) such Purchase Contracts or certificates representing such Purchase Contracts, if any, will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such purchase contract agreement;

(xiii)         in the case of Units, (a) the Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities included in such Units, and to approve the unit agreement relating thereto; (b) the actions referred to in paragraphs (i) - (xii) above and (xiv) below, as the case may be, will have been taken with respect to the Securities included in such Units; (c) such Units, or certificates representing such Units, if any, and unit agreement will have been duly executed and delivered by the parties thereto; (d) any agreement or other instrument establishing such Units or defining the rights of the holders of such Units will be governed by New York or Texas law and will not contain any provision that is unenforceable; and (e) the terms of the Units and the related Securities and their issuance and sale will have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the offered Units (including authorization of the issuance of any Securities to be issued pursuant to such Units); and

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(xiv)         in the case of Debt Securities of any series issuable under an Indenture:

(a)     if such Debt Securities are Subordinated Debt Securities, an indenture substantially in the form of the Subordinated Indenture will have been duly executed and delivered by the Company, the Subsidiary Guarantors and the trustee thereunder;

(b)     the Board of the Company will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, including, if applicable, the execution and delivery of a supplemental indenture to the Indenture by the Company, the Subsidiary Guarantors, if applicable, and the trustee thereunder, and such Debt Securities will be governed by New York or Texas law and will not include any provision that is unenforceable;

(c)     the Board of each Subsidiary Guarantor, if applicable, will have taken all necessary corporate or limited liability company action, as the case may be, to authorize and establish the terms of the Subsidiary Guarantee relating to such series of Debt Securities, and to authorize the terms of the offering and sale of such series of Debt Securities and related matters;

(d)     the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

(e)     such Debt Securities (i) will have been duly executed, authenticated, issued and delivered in accordance with the terms and provisions of the Indenture, and (ii) will comply with the terms and provisions of the Indenture.

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On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.             The shares of Common Stock and Preferred Stock included in the Securities will, when issued, have been duly authorized by all necessary corporate actions on the part of the Company and validly issued and will be fully paid and nonassessable.

2.             The Debt Securities and any Subsidiary Guarantees included in the Securities will, when issued, have been duly authorized by all necessary corporate actions on the part of the Company and limited liability company actions on the part of the Subsidiary Guarantors, and constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their respective terms, except as the enforceability thereof is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith or fair dealing.

3.             The Warrants, Purchase Contracts and Units included in the Securities will, when issued, have been duly authorized by all necessary corporate actions on the part of the Company and validly issued and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith or fair dealing.

4.             The Depositary Shares included in the Securities will, when issued, have been duly authorized by all necessary corporate actions on the part of the Company and validly issued and constitute legal, valid and binding obligations of the Company and the Receipts representing Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement pursuant to which they are issued, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith or fair dealing.

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The opinions set forth above are limited in all respects to matters of the laws of the State of Texas, the contract law of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and applicable state and federal law, each as currently in effect. We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our Firm under the heading “Legal Opinions” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

August 24, 2018
SCHEDULE 1
POTENTIAL SUBSIDIARY GUARANTORS

Name	State or Other Jurisdiction of Incorporation or Organization
LGI Homes Group, LLC	Texas
LGI Homes – Texas, LLC	Texas
LGI Homes AZ Construction, LLC	Arizona
LGI Homes – E San Antonio, LLC	Texas
LGI Homes – Arizona LLC	Arizona
LGI Homes – Florida, LLC	Florida
LGI Homes – Georgia, LLC	Georgia
LGI Crowley Land Partners, LLC	Texas
LGI Homes Corporate, LLC	Texas
LGI Homes Services, LLC	Texas
LGI Homes AZ Sales, LLC	Arizona
LGI Homes – New Mexico, LLC	New Mexico
LGI Homes NM Construction, LLC	New Mexico
Luckey Ranch Partners, LLC	Delaware
Riverchase Estates Partners, LLC	South Carolina
LGI Homes – Colorado, LLC	Colorado
LGI Homes – NC, LLC	North Carolina
LGI Homes – SC, LLC	South Carolina
LGI Homes – Tennessee, LLC	Tennessee
LGI Homes – Washington, LLC	Washington
LGI Homes – Oregon, LLC	Oregon
LGI Homes – Alabama, LLC	Alabama
LGI Homes – Minnesota, LLC	Minnesota
LGI Homes – Nevada, LLC	Nevada
LGI Homes – Oklahoma, LLC	Oklahoma
LGI Living, LLC	Texas
LGI Homes – California, LLC	California
LGI Homes – Maryland, LLC	Maryland
LGI Homes – Virginia, LLC	Virginia
LGI Homes – West Virginia, LLC	West Virginia
LGI Homes – Wisconsin, LLC	Wisconsin
LGI Leasing, LLC	Texas